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                                                              Exhibit 99.1



               RESOLUTIONS OF THE BOARD OF DIRECTORS
                       OF AEHR TEST SYSTEMS
                    ADOPTED ON DECEMBER 5, 2007


Direct Registration Program

WHEREAS: Rule 4350(l) of the NASD Manual promulgated by the Nasdaq Stock Market, as amended, requires all securities listed on Nasdaq, on and after January 1, 2008, to be eligible for a Direct Registration Program operated by a clearing agency registered under Section 17A of the Securities Exchange Act of 1934.

WHEREAS: The Company's Common Stock, $.01 par value per share ("Common Stock"), is listed on the Nasdaq National Market.

WHEREAS: The Company's Bylaws currently require the Company's stock to be issued in certificated form.

WHEREAS: Section 416(b) of the California General Corporation Law, as amended, permits subject to certain limitations, that some or all of any or all classes or series of the Company's stock shall be uncertificated shares.

WHEREAS: The Board desires to adopt resolutions to enable the Company to comply with Rule 4350(l) of the NASD Manual.

NOW, THEREFORE, BE IT RESOLVED: That the proper officers of the Company are authorized to cause the Common Stock to be eligible for a Direct Registration Program operated by a clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended, on or prior to January 1, 2008.

RESOLVED, FURTHER: That Article VIII, Section 8.4 of the Company's Bylaws is hereby amended and restated to read as follows in its entirety:

    8.4   CERTIFICATES FOR SHARES.

          A certificate or certificates for shares of the corporation shall be issued to each shareholder when any of such shares are fully paid, and the board of directors may authorize the issuance of certificates or shares as partly paid provided that these certificates shall state the amount of the consideration to be paid for them and the amount paid. All certificates shall be signed in the name of the corporation by the chairman or vice chairman of the board or the president or a vice president and by the chief financial officer or an assistant treasurer or the secretary or any assistant secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate has ceased to be that such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.



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          Nothwithstanding the foregoing paragraph, the corporation may adopt a system of issuance, recordation and transfer of its shares by electronic or other means not involving any issuance of certificates, including provisions for notice to purchasers in substitution for the required statements on certificates under Sections 417, 418 and 1302 of the Code, and as may be required by the commissioner in administering the California Corporate Securities Law of 1968, which system (1) has been approved by the United States Securities and Exchange Commission, (2) is authorized in any statute of the United States, or (3) is in accordance with Division 8 of the California Commercial Code. Any system so adopted shall not become effective as to issued and outstanding certificated securities until the certificates therefor have been surrendered to the corporation.

RESOLVED, FURTHER: That effective as of January 1, 2008, the Common Stock shall no longer be certificated, provided that each certificated share of Common Stock issued prior to such date shall remain outstanding in certificated form until such share is surrendered to the Company.

RESOLVED, FURTHER: That the proper officers of the Company are hereby authorized to take any further action by and on behalf of the Company as such officers believe is necessary or appropriate to carry out the intent of the foregoing resolutions, all such actions heretofore taken being ratified and approved.